UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13
or
15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 6, 2025

XEROX HOLDINGS CORPORATION
XEROX CORPORATION
(Exact name of registrant as specified in its charter)

New York	001-39013	83-3933743
New York	001-04471	16-0468020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
401 Merritt 7
Norwalk, Connecticut
06851-1056
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code:
(203)-849-5216
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Xerox Holdings Corporation Common Stock, $1.00 par value	XRX	Nasdaq Global Select Market
Securities registered pursuant to Section 12(g) of the Act:
None
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).

Xerox Holdings Corporation	Xerox Corporation
Emerging growth company ☐	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Xerox Holdings Corporation ☐	Xerox Corporation ☐

Item 7.01	Regulation FD Disclosure.
Additional Notes Offering
On May
6
, 2025, Xerox Corporation priced an offering of $100,000,000 aggregate principal amount of additional Senior Secured Second Lien Notes due 2031 (the “Additional Notes”) to be issued by Xerox Issuer Corporation, a wholly-owned subsidiary of Xerox Corporation, in a private offering to persons reasonably believed to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to certain
non-U.S.
persons in offshore transactions in accordance with Regulation S under the Securities Act.
The Additional Notes are expected to be issued on May 9, 2025 (the “Issue Date”), subject to the satisfaction or waiver of customary closing conditions at a price equal to 95.000% of their principal amount, plus accrued interest from April 11, 2025 to the Issue Date.
The Additional Notes will be issued as additional notes under the Indenture dated as of April 11, 2025 (the “Indenture”) entered into among Xerox Issuer Corporation and U.S. Bank Trust Company, National Association, as trustee and collateral agent, governing Xerox Issuer Corporation’s $400,000,000 aggregate principal amount of Senior Secured Second Lien Notes due 2031, issued on April 11, 2025 (the “Original Notes” and, together with the Additional Notes, the “Notes”). The Additional Notes will be consolidated with and form a single series under the Indenture and will be treated as a single class together with the Original Notes for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Except with respect to the Additional Notes offered in reliance on Regulation S under the Securities Act, which will initially be issued bearing a temporary CUSIP and a temporary ISIN, the Additional Notes are expected to have the same CUSIPs and ISINs as, and are expected to be fungible with, the Original Notes immediately upon issuance.
Xerox Corporation intends to use the net proceeds from the offering of the Additional Notes to (i) fund a portion of the purchase price for the proposed acquisition (the “Lexmark Acquisition”) of all of the issued and outstanding equity securities of Lexmark International II, LLC (“Lexmark”), as previously announced on December 22, 2024 and the repayment of substantially all of Lexmark’s outstanding debt (together with accrued interest and any applicable expenses, fees or premiums) and (ii) pay fees and expenses in connection with the offering, the Lexmark Acquisition and the related transactions.
Pending consummation of the Lexmark Acquisition, concurrently with the issuance of the Additional Notes, the gross proceeds of the Additional Notes will be deposited into an escrow account for the benefit of the holders of the Notes. In addition, on the Issue Date, Xerox Issuer Corporation will deposit or cause to be deposited an amount equal to the difference between (x) $98,000,000 and (y) the gross proceeds of the Additional Notes, including accrued and unpaid interest, from and including, April 11, 2025 to, but excluding, the Issue Date into the escrow account. The release of such proceeds from the escrow account will occur on such date that certain escrow release conditions, including the consummation of the Lexmark Acquisition, have been satisfied.
This Current Report on Form
8-K
(“Current Report”) does not constitute an offer to sell, or the solicitation of an offer to buy, any Notes, the related guarantees or any other security, and shall not constitute an offer, solicitation or sale of any securities in any state or jurisdiction in which, or to any persons to whom, such offering, solicitation or sale would be unlawful. The offering is not conditioned on the consummation of the Lexmark Acquisition, which, if consummated, will occur subsequent to the closing of the offering. This Current Report does not constitute a notice of repayment of any outstanding indebtedness of Xerox Corporation, Xerox Holdings Corporation (“Xerox” and together with Xerox Corporation, the “Company”) or Lexmark.
Other Information
In connection with the offering, investors were provided with the following additional information:
Preliminary Financial Information for Lexmark
Concerning the preliminary financial information of Lexmark and its consolidated subsidiaries for the three months ended March 31, 2025 and 2024: revenue was approximately $511 million and $541 million, respectively, and net income was approximately $2 million and $9 million, respectively. Neither Xerox’s or Lexmark’s independent accountants, nor any other independent accountants, have finalized any procedures with respect to the preliminary financial information set forth above, nor have they expressed any opinion or any other form of assurance on such information. Actual results may differ from these preliminary results due to final adjustments and other developments that may arise between now and the time the financial results interim period are finalized. Undue reliance should not be placed on these preliminary results, which should not be viewed as a substitute for full interim financial statements prepared in accordance with U.S. generally accepted accounting principles.
Recent Developments Relating to Debt Financing Commitment
On May 2, 2025, the Company received a letter (the “Notice Letter”) from representatives of Christy 2017, LP (the “Thompson Commitment Party”), one of the commitment parties under the commitment letter, among Xerox, DCS Finance LLC (“DCS Finance”) and the Thompson Commitment Party, dated December 22, 2024 (the “Commitment Letter”), providing for the commitment from the Thompson Commitment Party to purchase $225 million aggregate principal amount of the senior unsecured notes (the “Private Senior Unsecured Notes”). The Notice Letter stated that the Thompson Commitment Party was considering its purported legal options with regard to terminating the Commitment Letter. The Company believes that the Notice Letter has no merit and that upon satisfaction of the conditions precedent set forth in the Commitment Letter, the Thompson Commitment Party is obligated to purchase the applicable Private Senior Unsecured Notes. Representatives of DCS Finance, who have provided a commitment to purchase $25 million aggregate principal amount of the Private Senior Unsecured Notes under the Commitment Letter, have informed the Company that they intend to fulfill their obligations under the Commitment Letter in full and that they do not believe that commitment parties to the Commitment Letter have any rights to terminate the Commitment Letter. The Company is engaging in discussions with representatives of the Thompson Commitment Party in order to resolve this matter.

The information contained in Item 7.01 of this Current Report is being furnished and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated into any registration statement or other filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference to such filing.
Forward-Looking Statements
This Current Report contains “forward looking statements” as defined in the Private Securities Litigation Reform Act of 1995 that involve certain risks and uncertainties. The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “will”, “would”, “could”, “can”, “should”, “targeting”, “projecting”, “driving”, “future”, “plan”, “predict”, “may” and similar expressions are intended to identify forward-looking statements. The Company’s actual results may differ significantly from the results discussed in the forward-looking statements. These statements reflect management’s current beliefs, assumptions and are subject to a number of other factors that may cause actual results to differ materially.
Such factors include but are not limited to: applicable market conditions; the satisfaction of customary closing conditions related to the offering; global macroeconomic conditions, including inflation, slower growth or recession, delays or disruptions in the global supply chain, higher interest rates, and wars and other conflicts, including the current conflict between Russia and Ukraine; our ability to succeed in a competitive environment, including by developing new products and service offerings and preserving our existing products and market share as well as repositioning our business in the face of customer preference, technological, and other change, such as evolving return-to-office
and hybrid working trends; failure of our customers, vendors, and logistics partners to perform their contractual obligations to us; our ability to attract, train, and retain key personnel; execution risks around our Reinvention; the risk of breaches of our security systems due to cyber, malware, or other intentional attacks that could expose us to liability, litigation, regulatory action or damage our reputation; our ability to obtain adequate pricing for our products and services and to maintain and improve our cost structure; changes in economic and political conditions, trade protection measures, licensing requirements, and tax laws in the United States and in the foreign countries in which we do business; the risk that multi-year contracts with governmental entities could be terminated prior to the end of the contract term and that civil or criminal penalties and administrative sanctions could be imposed on us if we fail to comply with the terms of such contracts and applicable law; interest rates, cost of capital, and access to credit markets; risks related to our indebtedness; the imposition of new or incremental trade protection measures such as tariffs and import or export restrictions; funding requirements associated with our employee pension and retiree health benefit plans; changes in foreign currency exchange rates; the risk that we may be subject to new or heightened regulatory or operation risks as a result of our, or third parties,’ use or anticipated use of artificial intelligence technologies; the risk that our operations and products may not comply with applicable worldwide regulatory requirements, particularly environmental regulations and directives and anti-corruption laws; the outcome of litigation and regulatory proceedings to which we may be a party; laws, regulations, international agreements and other initiatives to limit greenhouse gas emissions or relating to climate change, as well as the physical effects of climate change; the ultimate outcome of our acquisition of Lexmark; the satisfaction of the conditions to the closing of the proposed transaction in a timely manner; the ability of the combined company to achieve potential market share expansion; the ability of the combined company to achieve the identified synergies; that the regulatory approvals required for the proposed transaction may not be obtained on the terms expected or on the anticipated schedule at all; the Company’s ability to finance the proposed acquisition of Lexmark; the Company’s indebtedness, including the indebtedness the Company expects to incur and/or assume in connection with the proposed acquisition of Lexmark and the need to generate sufficient cash flows to service and repay such debt; the ability to integrate the Lexmark business into the Company and realize the anticipated strategic benefits of the transaction within the expected time-frames or at all; that such integration may be more difficult, time-consuming or costly than expected; that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers or suppliers) may be greater than expected following the proposed transaction or the public announcement of the proposed transaction; the retention of certain key employees of Lexmark; potential litigation relating to the potential transaction that could be instituted against the Company or its directors; rating agency actions and the Company’s ability to access short- and long-term debt markets on a timely and affordable basis; general economic conditions that are less favorable than expected; and other factors that are set forth from time to time in the Company’s Securities and Exchange Commission filings, including the combined Annual Report on Form
10-K
of Xerox and Xerox Corporation for the year ended December 31, 2024.
These forward-looking statements speak only as of the date of this Current Report or as of the date to which they refer, and the Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signatures for each undersigned shall be deemed to relate only to matters having reference to such company and its subsidiaries.

Dated: May 7, 2025	XEROX HOLDINGS CORPORATION

	By:	/s/ Mirlanda Gecaj
	Name:	Mirlanda Gecaj
	Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Dated: May 7, 2025	XEROX CORPORATION

	By:	/s/ Mirlanda Gecaj
	Name:	Mirlanda Gecaj
	Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer)